Exhibit 3.53

Delaware	PAGE 1
The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CASTLEVIEW MEDICAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF FEBRUARY, A. D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF APRIL, A. D. 1999, AT 4:40 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A. D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CASTLEVIEW MEDICAL, LLC”.

3000895 8100H	/s/ Jeffrey W. Bullock

110292310 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619861 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09: 00 AM 02/03/1999
991044440 - 3000895
CERTIFICATE OF FORMATION
OF
CASTLEVIEW MEDICAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Castleview Medical, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington. Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 3, 1999.

By:	/s/ John M. Frank II
	Name:	John M. Frank II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04: 40 PM 04/21/1999
991158058 - 3000895
CERTIFICATE OF MERGER
OF
CASTLEVIEW MERGER CORP.
INTO
CASTLEVIEW MEDICAL, LLC
Pursuant to Section 18-209
of the Delaware Limited Liability Company Act
and Section 264 of the Delaware General Corporation Law
          The undersigned limited liability company and corporation DO HEREBY CERTIFY:
          FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Castleview Medical, LLC (the “LLC”)	Delaware

Castleview Merger Corp. (the “Company”)	Delaware
          SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been adopted, approved, certified, executed and acknowledged by each of the constituent entities to the merger.
          THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Castleview Medical, LLC.
          FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
          SEVENTH: This Certificate of Merger shall be effective on April 21, 1999.
*****

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          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 20th day of April, 1999.

CASTLEVIEW MEDICAL, LLC
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Manager

CASTLEVIEW MERGER CORP.
By:	/s/ R. Milton Johnson
Name: R. Milton Johnson
Title: Vice President

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CERTIFICATE OF AMENDMENT
OF
Castleview Medical, LLC
     1. The name of the limited liability company is Castleview Medical, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Castleview Medical, LLC this 15 day of January, 2002.

Castleview Medical, LLC
/s/ William F. Carpenter III
William F. Carpenter III
Title Manager

     STATE OF DELAWARE
      SECRETARY OF STA’TE
DIVISION OF CORPORATIONS
 FILED 10: 00 AM 01/22/2002
      020040870 - 3000895